Exhibit 99B.M.ii
                             ADVISORS SERIES TRUST

                              SHARE MARKETING PLAN

                               (Rule 12b-1 Plan)
                   (Fixed Compensation Plan in which Advisor
                       Acts as Distribution Coordinator)


GILFORD OAKWOOD EQUITY FUND, CLASS C


This Share  Marketing Plan (the "Plan") is adopted in accordance  with Rule
12b-1 (the "Rule") under the Investment Company Act of 1940, (the "Company Act"), by Advisors Series Trust (the "Trust") with respect to the following series: Gilford Oakwood Equity Fund, Class C (the "Fund"). The Plan has been approved by a majority of the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and by a majority of the Class C shareholders of the Fund, as required by the Company Act.

In reviewing the Plan, the Board of Trustees considered the proposed range and nature of payments and terms of the investment advisory agreement between the Trust on behalf of the Fund and Oakwood Capital Management LLC (the "Advisor") and the nature and amount of other payments, fees and commissions that may be paid to the Advisor, its affiliates and other agents of the Trust. The Board of Trustees, including the independent Trustees, concluded that the proposed overall compensation of the Advisor and its affiliates was fair and not excessive.

In  its  considerations,   the  Board  of  Trustees  also  recognized  that
uncertainty may exist from time to time with respect to whether payments to be made by the Fund to the Advisor, as the initial "distribution coordinator," or other firms under agreements with respect to the Fund may be deemed to constitute impermissible distribution expenses. As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Accordingly, the Board of Trustees determined that the Plan also should provide that payments by the Fund and expenditures made by others out of monies received from the Fund which are later deemed to be for the financing of any activity primarily intended to result in the sale of Fund shares shall be deemed to have been made pursuant to the Plan.

The approval of the Board of Trustees included a determination that in the exercise of the Trustees' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund to which the Plan applies and its shareholders.

The provisions of the Plan are:

1. ANNUAL FEE. The Fund will pay to the Advisor as the Fund's distribution coordinator, an annual fee for the Advisor's services in connection with the promotion and distribution of the Fund's shares and related shareholder servicing (collectively, "Distribution Expenses"). The annual fee paid to the Advisor under the Plan will be calculated daily and paid monthly by the Fund based on the average daily net assets of Class C of the Fund, as follows:

          at an annual rate of up to .75%

This fee is not tied exclusively to actual distribution and service expenses, and the fee may exceed the expenses actually incurred.

2. SERVICES COVERED BY THE PLAN. The fee paid under Section 1 of the Plan is intended to compensate the Advisor for performing the following kinds of services (but this list should not be viewed as exclusive of other similar services): services primarily intended to result in the sale of the Fund's shares ("distribution services"), including, but not limited to: (a) making payments, including incentive compensation, to agents for and consultants to the Advisor, any affiliate of the Advisor or the Trust, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of the Fund's shares; (b) making payments to persons who provide support services in connection with the distribution of the Fund's shares and related servicing of the Fund's shareholders, including, but not limited to, personnel of the Advisor, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Trust's transfer agency or other servicing arrangements; (c) formulating and implementing marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (d) printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Fund; (e) preparing, printing and distributing sales literature pertaining to the Fund; and (f) obtaining whatever information, analyses and reports with respect to marketing and promotional activities that the Trust may, from time to time, deem advisable. Such services and activities shall be deemed to be covered by this Plan whether performed directly by the Advisor or by a third party.

3. WRITTEN REPORTS. The Advisor (or Fund administrator) shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the monies paid to the Advisor under the Plan with respect to the Fund, and shall furnish the Board of Trustees of the Trust with such other information as the Board of Trustees may reasonably request in connection with the payments made under the Plan in order to enable the Board of Trustees to make an informed determination of whether the Plan should be continued as to the Fund.

4. TERMINATION. The Plan may be terminated as to the Fund at any time, without penalty, by a vote of a majority of the independent Trustees or by vote of a majority of the outstanding Class C voting securities of the Fund, and the Distribution Coordination Agreement under the Plan may be likewise terminated on sixty (60) days' written notice. Failure to renew the Plan on an annual basis within 15 months of its last prior renewal (or approval date) shall also constitute termination of the Plan. Assignment of the Distribution Coordination Agreement will automatically terminate it. Once either the Plan or the Distribution Coordination Agreement is terminated, no further payments shall be made under the Plan with respect to services performed or costs incurred after the date of termination or with respect to unreimbursed current or carried forward Distribution Expenses as of the date of termination.

5. AMENDMENTS. The Plan and the Distribution Coordination Agreement may be amended with the approval of the Board of Trustees of the Trust provided that neither the Plan nor the Distribution Coordination Agreement may be amended to increase materially the amount to be spent for distribution and related servicing of shares without approval by a majority of the outstanding Class C voting securities. All material amendments to the Plan and the Distribution Coordination Agreement shall also be approved by the independent Trustees cast in person at a meeting called for the purpose of voting on any such amendment.

6. SELECTION OF INDEPENDENT TRUSTEES. So long as the Plan is in effect, the selection and nomination of the Trust's independent Trustees shall be committed to the discretion of such independent Trustees.

7. EFFECTIVE DATE OF PLAN. The Plan shall take effect at such time as it has received requisite Trustee and shareholder approval and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust, including the independent Trustees, cast in person at a meeting called for the purpose of voting on such continuance.

8. Preservation of Materials. The Trust will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to Section 5 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

9. MEANINGS OF CERTAIN TERMS. As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Company Act and the rules and regulations under the Company Act, subject to any exemption that may be granted to the Trust under the Company Act by the Securities and Exchange Commission.

This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust and Advisor, as distribution coordinator, as evidenced by their execution hereof, as of the ___ day of _______________, 2002.

                                             ADVISORS SERIES TRUST
                                             on behalf of Gilford Oakwood Equity
                                             Fund, Class C


                                             By:___________________________

                                             Title:____________________________




                                             Oakwood Captial Management LLC
                                             As Distribution Coordinator


                                             By:_____________________________


                                             Title:__________________________

EXHIBIT ONLY


ADVISORS SERIES TRUST

Distribution Coordination Agreement



Oakwood Capital Management LLC

Ladies and Gentlemen:

This Distribution Coordination Agreement ("Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Company Act") by Advisors Series Trust (the "Trust"), on behalf of following series of the Trust: Gilford Oakwood Equity Fund, Class C (the "Fund"), and is governed by the terms of the Trust's Share Marketing Plan pursuant to Rule 12b-1 (the "Plan").

The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The Plan also has been approved by a vote of at least a majority of the outstanding voting securities of the Class C shares of the Fund, as defined by the Company Act.

I. To the extent you, in your capacity as the Distribution Coordinator pursuant to this Agreement, provide eligible shareholder services of the type identified in the Plan to the Fund, we shall pay you a monthly fee based on the average net asset value of the Fund.

II. In no event may the aggregate annual fee paid to you pursuant to the Plan exceed .75% of the value of the net assets of the Fund (determined in the same manner as the Fund uses to compute its net assets as set forth in its then-effective Prospectus), without approval by a majority of the outstanding shares of the Fund.

III. You shall furnish to the Board of Trustees of the Trust, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by you with respect to the Fund and the purposes for which such expenditures were made.

IV. All communications to the Fund shall be sent to you, as Distribution Coordinator for the Fund, at the following address:

                    Oakwood Capital Management LLC

                    ---------------------------------------

                    ---------------------------------------


Any notice to you shall be duly given if mailed or telegraphed to you at your address as indicated in this Agreement.

V. This Agreement may be terminated by us or by you, by the vote of a majority of the Trustees of the Trust who are independent Trustees, or by a vote of a majority of the outstanding Class C shares of the Fund, on sixty (60) days' written notice, all without payment of any penalty. This Agreement shall also be terminated automatically in the event of its assignment by you or by any act that terminates the Plan. If this Agreement is terminated your ability to receive fees under the Plan shall be limited as provided for in the Plan.

VI. The provisions of the Plan between the Trust and the Fund, insofar as they relate to you, are incorporated herein by reference.

This Agreement shall take effect on the date indicated below, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.

                                             ADVISORS SERIES TRUST


                                             By:___________________________

                                             Title:__________________________
                                                  Authorized Officer

Dated:__________________


Agreed and Accepted:

Oakwood Capital Management LLC
(Distribution Coordinator)


By:_________________________
      Authorized Officer